                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             THE LEAP GROUP, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                             THE LEAP GROUP, INC.

May 6, 1997

Dear Leap Stockholder:

You are cordially invited to attend the first Annual Meeting of Stockholders of The Leap Group, Inc., which will be held at the 410 Club and Conference Center, The Wrigley Building, 410 N. Michigan Avenue, Chicago, Illinois, 60611 on June 3, 1997, at 9:00 a.m. I look forward to greeting as many of you as possible.

Details of the matters to be considered at the Annual Meeting are provided in the attached Notice of Annual Meeting and Proxy Statement. Also enclosed you will find your proxy card, which allows you to vote on these matters, and the Company's Annual Report for Fiscal 1997.

Your vote is important. Please complete and mail in your proxy card promptly, even if you plan to attend the Meeting. You can attend the Meeting and vote in person, even if you have sent in a proxy card.

The Board of Directors recommends that Stockholders vote FOR the Nominees for the Board of Directors and FOR Proposals 2 and 3.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the Company.


Sincerely,

/s/ R. Steven Lutterbach

R. Steven Lutterbach
Chairman and Chief Executive Officer

                              THE LEAP GROUP, INC.

May 6, 1997


Notice of Annual Meeting of Stockholders

Dear Leap Stockholders:

The Annual Meeting of the Stockholders of The Leap Group, Inc. will be held at the 410 Club and Conference Center, The Wrigley Building, 410 N. Michigan Ave., Chicago, Illinois, 60611 on June 3, 1997, at 9:00 a.m. for the purpose of voting on the following proposals:

     1.  To elect three Directors to the Board;

     2. To approve an amendment to the Company's Employee Incentive Compensation Plan that would increase the number of common shares available for issuance under the Plan;

     3. To ratify the appointment of Arthur Andersen LLP as independent auditors for the fiscal year ending January 31, 1998; and

     4. To transact such other business as may properly come before the Meeting.

Only Stockholders of record at the close of business on April 21, 1997 are entitled to notice of, and to vote at, this Meeting.

All Stockholders are cordially invited to attend the Annual Meeting in person. An admission ticket, which will be required for entry into the Annual Meeting, is attached to the proxy card accompanying this Proxy Statement.

Beneficial Stockholders who hold stock through a third party, such as a broker, may gain admission by bringing account statements or similar documentation evidencing ownership.

Whether or not you plan to attend the Annual Meeting in person, please vote, sign, date and return the enclosed proxy card in the postage-paid envelope provided to ensure your representation at the Meeting. You may revoke your proxy at any time before it has been voted, and if you attend the Meeting you may vote in person even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

The Company's Annual Report to Stockholders for fiscal 1997 is enclosed with this Proxy Statement.


By Order of the Board of Directors.

/s/ Robert C. Bramlette

Robert C. Bramlette
Chief Legal Officer and Strategic Officer and Corporate Secretary

                              THE LEAP GROUP, INC.

May 6, 1997

PROXY STATEMENT

These proxy materials are furnished in connection with the solicitation by the Board of Directors of The Leap Group, Inc. ("Leap" or the "Company"), a Delaware corporation, of proxies to be used at the 1997 Annual Meeting of Stockholders of the Company (the "Annual Meeting" or "Meeting") and at any adjournment thereof.

You are cordially invited to attend Leap's first Annual Meeting of Stockholders on June 3, 1997, beginning at 9:00 a.m. at the 410 Club and Conference Center, The Wrigley Building, 410 N. Michigan Avenue, Chicago, Illinois, 60611. The 410 Club and Conference Center is accessible to handicapped persons.

The enclosed proxy is solicited by the Board of Directors of the Company. The items enumerated herein constitute the only business which the Board of Directors intends to present or is informed that others will present at the Meeting. The proxy does, however, confer discretionary authority upon Robert C. Bramlette and Peter Vezmar, or their substitutes, to vote the shares of the Stockholders at the Annual Meeting with respect to any other business which may properly come before the Meeting.

Annual Meeting Admission

An admission ticket, which will be required for entry into the Annual Meeting, is attached to the proxy card accompanying this Proxy Statement. If you plan to attend the Annual Meeting in person, please retain the admission ticket.

Beneficial Stockholders who hold stock through a third party, such as a broker, may gain admission by bringing account statements or similar documentation evidencing ownership.

Voting of Proxies

Your vote is important. Because many Stockholders cannot personally attend the Meeting, it is necessary that they be represented by proxy. Stockholders may vote, sign, date and mail their proxies in the postage-paid envelope provided. Please promptly return your proxy card.

Proxies may be revoked at any time before they are exercised by written notice to the Corporate Secretary, by timely notice of a properly executed later dated proxy or by voting in person at the Meeting.

Voting your proxy by mail will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a broker, bank or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Meeting.

All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors.

If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment to the same extent as the person signing the proxy would be entitled to vote. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

Stockholders Entitled to Vote

Holders of record of the Company's Common Stock at the close of business on April 21, 1997, the record date, are entitled to notice of and to vote at the Annual Meeting. On April 21, 1997, there were 13,614,667 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter properly brought before the Meeting.

In accordance with Delaware law, a list of Stockholders entitled to vote at the Annual Meeting will be available during regular business hours at the offices of the Company which are located at 22 West Hubbard Street, Chicago, Illinois, 60610, for ten (10) days prior to the Annual Meeting, beginning May 23, 1997.

Required Vote

The presence, in person or by proxy, of the holders of a majority of the Common Stock issued and outstanding on the record date, April 21, 1997, is necessary to constitute a quorum. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

A plurality of the votes cast in person or by proxy is required for the election of Directors (i.e., the nominees receiving the greatest number of votes will be elected). Abstentions and broker "non-votes" are not counted for the purpose of electing the Directors.

The affirmative vote of the majority of votes cast in person or by proxy, affirmatively or negatively, is required to approve the amendment to the Employee Incentive Compensation Plan and to ratify the appointment of Arthur Andersen LLP. Abstentions and broker "non-votes" will have no effect on the voting of such proposal.

Cost of Proxy Solicitation

The cost of soliciting proxies will be borne by the Company. Proxies may be solicited on behalf of the Company by officers, directors, or employees of the Company in person or by telephone, facsimile transmission, telegram or electronic transmission. In accordance with the regulations of the Securities and Exchange Commission, The NASDAQ Stock Market, Inc. and other exchanges, the Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy material to the beneficial owners of common shares.

Stockholder Communications

Stockholders' comments pertaining to any aspect of Company business are welcome. Stockholders may write to the Company in care of the Corporate Secretary, or visit our website at http://www.leapgroup.com. Stockholder comments assist Company management in understanding the needs of the Company's Stockholders.

Stockholder Account Maintenance

Leap has selected First Chicago Trust Company of New York as its Transfer Agent. All communication concerning your Stockholder account, including address changes, name changes, requirements to transfer shares, etc., can be handled by calling 1-800-446-2617 or (201) 222-4955 (TDD for hearing impaired) or by writing First Chicago Trust Company of New York, P.O. Box 2500, Jersey City, New Jersey, 07303-2500.

Governance of the Company

Pursuant to the Delaware General Corporation Law, as implemented by the Company's Certificate of Incorporation and By-Laws, the Company's business, property and affairs are managed under the direction of the Board of Directors. Members of the Board are kept informed of the Company's business through discussions with the Chairman and other Officers, by reviewing materials provided to them and by participating in Board and Committee meetings.

Beginning with the Company's formation on March 11, 1996, the Board held two meetings in the fiscal year ended January 31, 1997, of which one was held after the Company's initial public offering. The Committees did not hold any meetings during the fiscal year ended January 31, 1997. All of the Board members attended all of the meetings.


PROPOSAL 1 - ELECTION OF DIRECTORS
----------------------------------

The Board of Directors is divided into three classes. The Board is composed of three Class I Directors (Nominees: Messrs. Keane, Radzievsky and Smith), two Class II Directors (Messrs. Gier and Sharbaugh) and three Class III Directors (Messrs. Day, Lutterbach and McElligott). The terms of the Class I, Class II and Class III Directors expire on the date of the 1997, 1998 and 1999 Annual Meetings, respectively. At each Annual Meeting, successors to the class of Directors whose term expires at that Annual Meeting will be elected for a three-year term.

Three directors are to be elected at the Annual Meeting to hold office until the Annual Meeting of Stockholders to be held in the year 2000. All of the directors that are elected will hold office until their terms expire and their successors are elected and qualified. It is intended that the accompanying proxy will be voted in favor of the following persons to serve as directors unless the Stockholder indicates to the contrary on the proxy.

A short biography follows for each nominee for election as Director and for all other current Directors as of the date of this Proxy Statement.

NOMINEES FOR DIRECTOR

John G. Keane, 67

Mr. Keane has been a member of the Company's Board of Directors since September 26, 1996, the effective date of the Registration Statement filed in connection with the Company's initial public offering. Mr. Keane is the Gillen Dean and Korth Professor of Strategic Management at The University of Notre Dame's College of Business Administration. He joined The University of Notre Dame in January 1989 in his current position. Prior to such time, Mr. Keane held various management and consulting positions in the advertising industry and elsewhere. From 1972 to 1984, he was the founding President of Managing Change, Inc., a marketing consulting firm, and from 1961 to 1972 he was employed by Needham, Harper & Steers, Inc., Wade Advertising, Inc., North Advertising, Inc. and J. Walter Thompson Company, where his clients included Seven-Up, Kraft Foods, Oscar Mayer, Quaker Oats, S.C. Johnson, Campbell Taggert and Northwestern Mutual Life. Mr. Keane is a Director of Excel Industries, Inc., a publicly held manufacturer of automotive parts.

Yuri Radzievsky, 52, President and CEO, YAR Communications, Inc.

Mr. Radzievsky is a co-founder of YAR Communications, Inc. ("YAR"), a New York City-based advertising agency started in 1990 that specializes in multicultural brand management and global Internet development. YAR was acquired by Leap on April 15, 1997. Pursuant to the acquisition agreement, Mr. Radzievsky became a Director of Leap on April 18, 1997 by appointment of the Board. YAR creates advertising and other marketing communications in 80 languages used in more than 100 countries worldwide. Prior to founding YAR, Mr. Radzievsky co-founded Euramerica, a company involved in multilingual, multicultural communications. The company, which became one of the largest in its field, merged with The Ogilvy Group in 1981. Mr. Radzievsky emigrated to the United States from the U.S.S.R. in 1973, before which he was a major cultural figure as the host of one of the U.S.S.R.'s most popular TV shows and as a writer for Soviet TV, radio and stage.

Frederick Smith, 43, Vice Chairman and Chief Operating Officer

Mr. Smith, a co-founder of Leap, was appointed Vice Chairman and Chief Operating Officer of the Company in May 1996 and has served as a Director and Officer since the Company's inception. In January 1997, Mr. Smith was appointed President of Quantum Leap Communications, Inc. From January 1991 until the formation of Leap in September 1993, Mr. Smith was employed by DDB Needham Chicago, where he was a Vice President, Executive Producer. While there, his principal accounts were Bud Light, Michelob (for which he produced a commercial featuring Phil Collins), Discover Card Services, General Mills and Audi. Mr. Smith's previous experience includes one year at Young and Rubicam Chicago, where he was responsible for the Old Style "Heart of the Heartland" campaign, and five years at Leo Burnett in Chicago where his client list included McDonald's, Kellogg's and United Airlines.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED ABOVE.


OTHER DIRECTORS

R. Steven Lutterbach, 47, Chairman of the Board and Chief Executive Officer

Mr. Lutterbach co-founded Leap, has served as a director and officer of the Company since its inception and became Chairman of the Board and Chief Executive Officer in March 1996. From 1990 to the present, Mr. Lutterbach has served as President of Forest Beach Development, Inc. and Long Beach Development, Inc., both real estate development companies, which require minimal amounts of his time. Mr. Lutterbach also co-founded the Alliance Banking and Financial Service Companies, a full service bank in Michigan. Mr. Lutterbach's previous experience includes positions as Chairman and Chief Executive Officer of Control Resources Industries, Inc., a publicly held company specializing in environmental products and service. Mr. Lutterbach currently serves on the Board of Directors of several privately held businesses, foundations and social organizations, including Alliance Banking Company.

Thomas R. Sharbaugh, 53, President

Mr. Sharbaugh joined the Company in April 1996, became a director at that time and was appointed President in May 1996. Prior to joining Leap, Mr. Sharbaugh was employed by Sears, Roebuck and Co. from March 1994 until February 1996 as Vice President, Strategic Marketing and Advertising. Prior to joining Sears, Mr. Sharbaugh held various senior-level executive marketing positions during his 16-year tenure at Anheuser-Busch. As Vice President of Brand Management and, prior to that, as Vice President of Budweiser Brands, he was responsible for managing brand marketing activities and new product marketing. Mr. Sharbaugh's responsibilities at Anheuser-Busch included the development and market launch of Bud Light; management of the "This Bud's For You" campaign for Budweiser; the "Gimme a Light", "Spuds McKenzie" and "Make it a Bud Light" campaigns for Bud Light; and the "Bud Bowl" promotional campaign.

George Gier, 37, Executive Vice President, Chief Marketing and Information
Officer

Mr. Gier co-founded Leap, has served as a director and officer of Leap since its inception and was appointed Executive Vice President, Chief Marketing and Information Officer in May 1996. From March 1990 until joining the Company, he was employed by DDB Needham Chicago, where he was a Vice President, Creative Director. Mr. Gier's previous experience includes Hal Riney & Partners in San Francisco, where his principal assignment was the introduction of Saturn automobiles. Prior to joining Hal Riney & Partners, Mr. Gier spent four years at Fallon McElligott in Minneapolis, where his client list included Lee Jeans, Porsche, Federal Express, Gilbey's Gin and Time/Life Books.

Guy B. Day, 67

Mr. Day has been a member of the Company's Board of Directors since September 26, 1996, the effective date of the Registration Statement filed in connection with the initial public offering. Mr. Day is the sole owner and employee of G. Bidet Co. Inc., a California-based advertising consulting company, which he founded in 1987. From 1989 to 1990, Mr. Day held the position of Vice Chairman at the advertising agency Keye/Donna/Pearlstine where he assisted in the reorganization of this midsize agency. Mr. Day joined McElligott Wright Morrison White as its Vice Chairman for a four-month period in 1991 during which he assisted in the firm's campaign to obtain an automobile manufacturer as a client. In 1966, Mr. Day co-founded Faust/Day, Inc. which by way of merger became Chiat/Day, Inc. From 1968 to 1976, Mr. Day served this agency as Creative Director and Chief Operating Officer. In 1982, Mr. Day returned to Chiat/Day, Inc. from a sabbatical and served as its President in charge of western operations until 1987.

Thomas McElligot, 54

Mr. McElligot has been a member of the Company's Board of Directors since September 26, 1996, the effective date of the Registration Statement filed in connection with the initial public offering. In 1981, Mr. McElligott co-founded the Fallon McElligott Rice agency, which in 1984 was named Advertising Age's "National Agency of the Year." After seven years at Fallon McElligott Rice, he moved in 1989 to Chiat/Day/Mojo, serving as its Executive Creative Director. In 1990, Mr. McElligott founded the advertising agency McElligott Wright Morrison White where he served as Chief Executive Officer and Creative Director until he retired in 1992.


Committees of the Board of Directors

The Board of Directors has established the following three Committees:

Audit Committee

The Audit Committee is composed of John G. Keane and Thomas McElligott. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit Committee did not meet during the fiscal year ended January 31, 1997.

Compensation Committee

The Compensation Committee is composed of R. Steven Lutterbach, Guy B. Day, and John G. Keane. The Compensation Committee determines the compensation of the Company's Executive Officers and makes recommendations concerning the grant of options to purchase shares of the Company's stock under the Company's 1996 Stock Option Plan, Employee Incentive Compensation Plan and Employee Stock Purchase Plan. The Compensation Committee did not meet during the fiscal year ended January 31, 1997.

Stock Committee

The Stock Committee includes Guy Day and John G. Keane. The Stock Committee is responsible for the administration of the Company's 1996 Stock Option Plan, Employee Incentive Compensation Plan and Employee Stock Purchase Plan. The Stock Committee did not meet during the fiscal year ended January 31, 1997.

Other Committees

The Board of Directors may establish such other committees as are deemed necessary and appropriate from time to time.

Compensation of Directors

The Company pays a fee of $2,000 per Board meeting attended and $500 per Committee meeting attended to its Directors who are not employees of the Company. The Company reimburses such Directors for travel and lodging expenses incurred in connection with their activities on behalf of the Company. In addition, non-employee Directors are eligible to participate in the Company's Non-Employee Directors' Stock Option Plan. On September 26, 1996, in connection with the Company's initial public offering, each of Messrs. Day, Keane and McElligott was granted options to purchase 20,000 shares of Common Stock pursuant to the Non-Employee Directors' Stock Option Plan.


EXECUTIVE COMPENSATION AND CERTAIN TRANSACTIONS

Summary Compensation Table

The following table sets forth information with respect to the cash compensation paid by the Company for services rendered during each of the last three fiscal years to its Chief Executive Officer and the four other most highly compensated Executive Officers of the Company (each, a "Named Executive Officer").


                                                                                       LONG-TERM
                                                       ANNUAL COMPENSATION        COMPENSATION AWARDS
                                                      ---------------------      ---------------------
                                         YEAR ENDED                              SECURITIES UNDERLYING          ALL OTHER
NAME                                     JANUARY 31,  SALARY ($)  BONUS ($)           OPTIONS (#)            COMPENSATION ($)
----------------------------------------------------------------------------------------------------------------------------
R. Steven Lutterbach,                       1997       $300,000      --                  --                       --
    Chairman of the Board and               1996       $201,000      --                  --                       --
    Chief Executive Officer                 1995       $200,000      --                  --                       --

Frederick Smith                             1997       $200,000      --                  --                       --
   Vice Chairman of the Board and           1996       $201,000      --                  --                       --
   Chief Operating Officer                  1995       $200,000      --                  --                       --

Thomas R. Sharbaugh                         1997       $248,077/1/   --                  --                       --
   President                                1996             --      --                  --                       --
                                            1995             --      --                  --                       --

George Gier                                 1997       $200,000      --                  --                       --
   Executive Vice President, Chief          1996       $201,000      --                  --                       --
   Marketing and Information Officer        1995       $200,000      --                  --                       --

Joseph A. Sciarrotta                        1997       $200,000      --                  --                       --
   Executive Vice President and             1996       $221,226      --                  --                       --
   Chief Creative Officer                   1995       $200,000      --                  --                       --
----------------------------------------------------------------------------------------------------------------------------

(1) Mr. Sharbaugh started working for and receiving compensation from the Company in April of 1996. This amount represents the salary paid to him by the Company since his employment began.

Other Executive Officers

Set forth below are the Executive Officers of the Company who are not identified in the table above. The Board of Directors elects officers annually and all officers serve at the discretion of the Board. There are no family relationships among any of the Directors and Officers of the Company.

Robert C. Bramlette, 47, has served as Chief Legal and Strategic Officer and as Secretary of the Company since May 1996. Prior to joining Leap, Mr. Bramlette was Of Counsel to the law firm Krupa & Braun, which he joined in February 1996. Prior to joining Krupa & Braun, Mr. Bramlette was employed by Sears, Roebuck and Co. for sixteen years, most recently as its Assistant General Counsel, Real Estate, and prior to that time, in a number of positions including Director of Corporate Communications.

Peter Vezmar, 40, joined the Company in June 1994 as the Director of Finance and has served as Chief Financial Officer and Treasurer of Leap since March 1996. From February 1989 until November 1994, Mr. Vezmar was employed by Pavichevich Brewing Co., a public company, as its Chief Financial Officer. Mr. Vezmar is a Certified Public Accountant and a former partner in a regional CPA firm.

Stock Option Grants in Last Fiscal Year

The following table sets forth certain information on option grants in fiscal 1997 to the Named Executive Officers. No stock appreciation rights were granted to the Named Executive Officers during fiscal 1997.

                                                           INDIVIDUAL GRANTS
------------------------------------------------------------------------------------------------------------------------------------
                               NUMBER OF        PERCENT OF TOTAL
                              SECURITIES        OPTIONS GRANTED
                          UNDERLYING OPTIONS      TO EMPLOYEES         EXERCISE PRICE                            GRANT DATE
                              GRANTED (#)        IN FISCAL YEAR          ($/SHARE)         EXPIRATION DATE    PRESENT VALUE ($)(1)
------------------------------------------------------------------------------------------------------------------------------------
Thomas R. Sharbaugh            1,800,000             86.3%                  $7.25                3/12/06         $10,908,000




                                   NUMBER OF SECURITIES                                       VALUE OF UNEXERCISED
                                  UNDERLYING UNEXERCISED                                    IN-THE-MONEY OPTIONS AT
                              OPTIONS AT FISCAL YEAR-END (#)                                  FISCAL YEAR-END ($)
------------------------------------------------------------------------------------------------------------------------------------
                             EXERCISABLE        UNEXERCISABLE                          EXERCISABLE          UNEXERCISABLE
------------------------------------------------------------------------------------------------------------------------------------
Thomas R. Sharbaugh            1,400,000            400,000                                  -                    -
------------------------------------------------------------------------------------------------------------------------------------

     (1) The grant date present value in the far right column of the above table was calculated using the Black-Scholes option pricing model applied as of the grant date, March 12, 1996. The values generated by this model depend upon certain assumptions, as follows: an option exercise date of March 12, 2006; an assumed annual volatility of underlying stock of 75 percent; and a risk-free rate of return for the option period of 6.78 percent. At the time of the option grant, there was no established market for Leap's Common Stock. In accordance with the Accounting Principles Board Statement No. 25, the Company's Board of Directors made a best estimate of the Stock's fair market value based on a variety of factors including the Company's business and business prospects as of the date of grant, the lack of an established market for the Common Stock and developments in the public markets relating to new media marketing companies. The Company made no assumptions regarding restrictions on vesting or the likelihood of vesting.

     There is no generally recognized method for valuing stock options. The requirement that values be included in the table above also provides for other alternative valuation methods, which, if used, would have resulted in different values. Because the actual value, if any, of the options will depend on future unpredictable and volatile factors, the future values realized by the holder may vary significantly from the values estimated by the Black-Scholes model or other methods. Any future values realized will ultimately depend upon the excess of the Common Stock price over the exercise price on the date the option is exercised.

No options were exercised in fiscal 1997 by any Named Executive Officer.

Employment Agreements

The Company has entered into an employment agreement with each of Messrs. Lutterbach, Smith, Gier, Sciarrotta and Sharbaugh. The employment agreement with Mr. Lutterbach provides for an annual base salary of $300,000. The agreements between the Company and each of Messrs. Smith, Gier and Sciarrotta provide for an annual base salary of $200,000. Each of such agreements expires on March 11, 1999, and is terminable by the Company only in the event of death or disability or for "Cause" (as defined within the agreements).

The employment agreement between Leap and Mr. Sharbaugh provides for an annual base salary of

$300,000. In addition, pursuant to such agreement, Mr. Sharbaugh received options to purchase 1,800,000 shares of Common Stock pursuant to the 1996 Stock Option Plan. The options granted to Mr. Sharbaugh have an exercise price of $7.25 per share and a 10-year term. Of such options, 1,400,000 vested and became exercisable on March 12, 1996, upon execution of the employment agreement; 100,000 vested and became exercisable on March 12, 1997; and 100,000 shares will vest and become exercisable on March 12 of 1998, 1999 and 2000. Mr. Sharbaugh's employment agreement expires on March 30, 1999, and is terminable by the Company only in the event of death or disability or for "Cause" (as defined within the agreement).

Each of the employment agreements contains provisions that restrict the employee from misappropriating confidential information during the term of employment and thereafter and from soliciting Leap's clients, prospects or employees for two years following termination of employment.


Compensation Committee Report on Executive Compensation

The Compensation Committee has not met since its inception in September 1996. As such, there is no Committee report on Executive Compensation for fiscal 1997. The salaries paid to the Named Executive Officers, and the options granted to Mr. Sharbaugh, were determined prior to the Company's initial public offering when the above referenced employment agreements were negotiated. The Compensation Committee plans to meet during fiscal year 1998 and will establish all components of executive pay and recommend or report its decisions to the Board of Directors for approval.

The Committee's goal is to provide a compensation package that will enable the Company to attract and retain talented executives, reward outstanding performance and link the interests of the Company's Executives to the interests of the Company's Stockholders.

The Board of Directors currently intends for all compensation paid to the Named Executive Officers to be tax deductible to the Company pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)").
Section 162(m) provides that compensation paid to the Named Executive Officers in excess of $1,000,000 cannot be deducted by the Company for Federal income tax purposes unless, in general, such compensation is performance based, is established by an independent committee of directors, is objective and the plan or agreement providing for such performance based compensation has been approved in advance by Stockholders. In the future, however, if, in the judgement of the Board, the benefits to the Company of a compensation program that does not satisfy the arbitrary and inflexible conditions of Section 162(m) outweigh the costs to the Company of the failure to satisfy these conditions, the Board may adopt such a program.

Report submitted by the Board of Directors:

R. Steven Lutterbach    Guy B. Day      George Gier          Thomas McElligott
Frederick Smith         John G. Keane   Thomas R. Sharbaugh  Yuri Radzievsky

Compensation Committee Interlocks and Insider Participation

Messrs. Lutterbach, Keane and Day are members of the Compensation Committee. Committee members have no "interlocking" relationships as defined by the Securities and Exchange Commission.

Certain Transactions

In February 1995, Mr. Lutterbach made a loan to the Company which totaled approximately $400,000 at September 30, 1996. Such loan provided for interest at the prime rate plus 1.5% per annum and was secured by a second mortgage on the Company's principal executive offices located at 22 West Hubbard Street, Chicago, Illinois 60610. In October 1996, the Company repaid the loan and paid accrued interest to Mr. Lutterbach using a portion of the proceeds from the initial public offering.

Prior to the retirement of substantially all of the Company's bank debt, this majority of the indebtedness was personally guaranteed by Mr. Lutterbach and his spouse, Mr. Gier and his spouse,

Mr. Sciarrotta and Mr. Smith. With the retirement of the bank debt at the time of the initial public offering, the partners and their spouses were released from this financial obligation.

From November 1, 1994 until October 26, 1995, the Company was a party to a revolving credit agreement with Alliance Banking Company ("Alliance") of New Buffalo, Michigan, under which amounts up to approximately $1,000,000 were outstanding from time to time. On October 26, 1995, all outstanding debt under the revolving credit agreement was paid in full and the agreement was terminated. In addition, the Company had a mortgage loan outstanding, initially in the amount of $480,000, from Alliance. Such loan was paid in full on May 31, 1996. The full amount of such indebtedness was personally guaranteed by Messrs. Gier, Lutterbach, Sciarrotta and Smith. Mr. Lutterbach is a member of the Board of Directors of and a significant stockholder in Alliance.

On April 15, 1997, a subsidiary of Leap (the "YAR Subsidiary") purchased substantially all of the assets of YAR Communications, Inc. ("YAR") for consideration of $20,000,000 in cash and assumption of certain liabilities. Yuri Radzievsky, a Director and a nominee for election to the Board, and Anna Radzievsky, his spouse, are the principal stockholders of YAR. Pursuant to the acquisition agreement between YAR Subsidiary and YAR, Leap's Board of Directors appointed Mr. Radzievsky as Director on April 18, 1997 and have nominated him for election at the Annual Meeting. On April 15, 1997, Leap entered into three-year employment agreements with Mr. Radzievsky and Ms. Radzievsky pursuant to which they will serve as Chairman, President and Chief Executive Officer, and as Executive Vice President and Chief Operating Officer, respectively, of YAR Subsidiary. Each of the employment agreements provided for an annual base salary of $300,000; provided however, that if either Yuri Radzievsky or Anna Radzievsky is unable to perform his or her duties as an employee of Leap, the spouse will receive an additional $150,000 per year as compensation for additional duties.

Upon executing the employment agreement with Leap, each of Mr. Radzievsky and Ms. Radzievsky was granted options to purchase 300,000 shares of Common Stock at an exercise price of $4.263 per share. Of such options, 100,000 vested on the date of grant, and the remaining 200,000 vest in equal increments on the first three anniversaries of the date of grant. Each of Mr. Radzievsky and Ms. Radzievsky has agreed not to exercise any options until the first anniversary of the date of the grant.

The Company has adopted a policy that all future transactions with affiliated entities or persons will be on terms no less favorable than could be obtained from unrelated parties and all future transactions between the Company and its officers, directors, principal Stockholders and affiliates will be approved by a majority of the Company's independent directors.


Total Return Performance Graph

The total return graph is presented for the approximate four month period since the Company's initial public offering. The total stockholder return assumes that $100 is invested at the beginning of the period in the Common Stock of the Company, the NASDAQ U.S. Stock Market Index, and the Company's Peer Group. The Company's Peer Group is comprised of WPP Group, The Interpublic Group of Companies, Inc., Omnicom Group, Inc., True North Communications, Inc. (formerly Foote Cone & Belding Communications, Inc.), Cordiant plc (formerly Saatchi & Saatchi Company plc), CKS Group, Inc., and Eagle River Interactive, Inc. The Company has selected this Peer Group as it includes companies that offer a blend of traditional advertising and new media marketing and communication services which are similar to the range of services that Leap provides. The companies within the Peer Group are of different sizes and three of the companies also provide dividend income. Total shareholder return is weighted according to market capitalization so that companies with a larger market capitalization have a greater impact on the Peer Group Index results. Historical stock price performance during this period may not be indicative of future stock performance.

          For the Period September 27, 1996 through January 31, 1997
                 Comparison of Cumulative Total Return* among
                    The Leap Group, Inc., The NASDAQ Stock
                     Market - U.S. Index and a Peer Group


                 The Leap Group, Inc.  The NASDAQ Stock Market - U.S. Index  Peer Group
                 --------------------  ------------------------------------  ----------
9/27/96 (1)               $100                      $100                        $100
9/30/96                   $101                      $100                        $100
10/31/96                  $ 68                      $ 99                        $102
11/30/96                  $ 61                      $105                        $103
12/31/96                  $ 69                      $105                        $103
1/31/97                   $ 70                      $112                        $105

*$100 invested on 9/27/96 in stock or index--including reinvestment of dividends.

(1) On September 27, 1996, The Leap Group, Inc. common stock was first traded on The NASDAQ National Market.

Security Ownership of Management and Certain Beneficial Owners

The following table sets forth information concerning the beneficial ownership of the Company's Common Stock as of April 21, 1997, for: (a) each incumbent Director and each of the nominees for Director; (b) each of the Named Executive Officers not listed as a Director; (c) each person known by the Company to own beneficially more than 5% of the outstanding common stock; and (d) Directors and Executive Officers as a group. Except as otherwise noted, the named individuals or family members have the sole voting and investment power with respect to such securities.


                                                                       AMOUNT OF SHARES        PERCENT OF TOTAL
NAME OF INDIVIDUAL                                                   BENEFICIALLY OWNED/1/     STOCK OUTSTANDING
----------------------------------------------------------------------------------------------------------------
R. Steven Lutterbach/2/                                                    3,400,000                25.0%

Frederick Smith/3/                                                         2,400,000                17.6%

George Gier/4/                                                             2,300,000                16.9%

Thomas R. Sharbaugh/5/                                                     1,500,000                 9.9%

Joseph A. Sciarrotta/6/                                                    1,340,000                 9.8%

Guy B. Day/7/                                                                 20,000                   *

John G. Keane/7/                                                              20,000                   *

Thomas McElligott/7/                                                          20,000                   *

Yuri Radzievsky                                                                 -                      -

All Directors and Executive Officers as a group (10 individuals)/8/       11,046,667                72.6%
----------------------------------------------------------------------------------------------------------------

*    Less than one percent.
(1) Unless otherwise noted below, the persons in the above table have sole voting and investment power with respect to all shares shown as beneficially owned by them.
(2) The shares shown include 150,000 shares held by trusts for Mr. Lutterbach's children, as to which Mr. Lutterbach disclaims beneficial ownership.
(3) The shares shown include 150,000 shares held by trusts for Mr. Smith's children, for which Mr. Smith, as co-trustee, shares voting and investment power.
(4) The shares shown include 100,000 shares held by trusts for Mr. Gier's children, for which Mr. Gier, as co-trustee, shares voting and investment power.
(5) The shares shown are issuable to Mr. Sharbaugh pursuant to currently exercisable options.
(6) The shares shown include 50,000 shares held by a trust for Mr. Sciarrotta's family, for which Mr. Sciarrotta, as co-trustee, shares voting and investment power.
(7) The shares shown include shares issuable to non-employee directors pursuant to currently exercisable options.
(8) The shares shown include 1,606,667 shares issuable upon the exercise of currently exercisable options.

Section 16 (a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's Executive Officers and Directors, and persons who beneficially own more than ten percent (10%) of the Company's Common Stock, to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission. Based on a review of the copies of such forms furnished to the Company and written representations from the Company's Executive Officers and Directors, the Company believes that all forms were filed in a timely manner during the 1997 fiscal year.


PROPOSAL 2 - AMENDMENT TO THE COMPANY'S EMPLOYEE INCENTIVE COMPENSATION PLAN
----------------------------------------------------------------------------

Subject to the approval of the Company's Stockholders at the Annual Meeting, the Board of Directors approved an amendment of the Company's Employee Incentive Compensation Plan (the "Incentive Plan") which would increase the number of shares of Common Stock authorized for issuance thereunder from 2,000,000 to 3,500,000. Currently, there are outstanding options to purchase 1,321,000 shares of Common Stock under the Incentive Plan (of which 1,000,000 were granted in connection with the Company's recent acquisition of the assets and certain of the liabilities of YAR Communications, Inc. to provide management and employees incentives for future performance) and 679,000 shares of Common Stock remain available for grant thereunder. The Company has not granted any options pur-suant to the Incentive Plan that are conditioned upon the Company's Stockholders approving the amendment proposed hereby.

The Board of Directors believes that it is desirable for the Company to have available under the Incentive Plan additional authorized shares of Common Stock to be used to incent existing employees as well as employees who may join the Company as a result of future acquisitions. Approval of the proposed amendment now will eliminate the delays and expense which otherwise could be incurred if Stockholder approval were required to increase the shares available under the Plan for possible future transactions involving the granting of options.

The following is a brief summary of certain features of the Incentive Plan, as proposed to be amended.

General

The Incentive Plan is a flexible plan permitting the issuance of awards in a variety of forms, including: (i) non-qualified and incentive stock options for the purchase of Common Stock, (ii) stock appreciation rights ("SARs"), (iii) restricted stock ("Restricted Stock"), (iv) deferred stock ("Deferred Stock"),
(v) bonus stock and awards in lieu of obligations, (vi) dividend equivalents,
(vii) other stock-based awards, and (viii) performance awards and cash incentive awards. The purpose of the Incentive Plan is to promote the overall financial objectives of Company and its Stockholders by motivating eligible participants to achieve long-term growth in shareholder equity in the Company and to retain the association of these individuals.

The persons eligible to participate in the Incentive Plan are directors, officers, employees and consultants of the Company or any subsidiary of the Company who, in the opinion of the Stock Committee of the Board of Directors, contribute to the growth and success of the Company or its subsidiaries. The Incentive Plan is administered by the Stock Committee.

In the discretion of the Stock Committee, shares of Common Stock subject to an award under the Incentive Plan that remain unissued upon termination of such award, are forfeited or are received by the Company as consideration for the exercise or payment of an award shall become available for additional awards under the Incentive Plan.

In the event of a stock dividend, stock split, recapitalization, sale of substantially all of the assets of the Company, reorganization or other similar event, the Stock Committee will adjust the aggregate number of shares of Common Stock subject to the Incentive Plan, the number of shares available for awards and subject to outstanding awards and the exercise price per share, performance conditions and other terms of outstanding awards.

The Board of Directors or the Stock Committee may amend, modify or discontinue the Incentive Plan at any time, except if such amendment (i) impairs the rights of a participant without the participant's consent, or (ii) in any manner would disqualify the Incentive Plan from the exemption provided by Rule 16b-3 under the 1934 Act. Any amendment is subject to Stockholder approval, if required by applicable law. Any amendment by the Stock Committee is subject to approval of and any limitations imposed by the Board of Directors. The Stock Committee may amend the terms of any award granted under the Incentive Plan (other than, in the case of a stock option, to decrease the option price), subject to the consent of a participant if such amendment impairs the rights of such participant unless such amendment is necessary for the Company to obtain pooling of interest accounting treatment in a transaction.

Awards Under the Incentive Plan

Stock Options. Options to purchase no more than 500,000 shares of Common Stock shall be granted to any one participant in any fiscal year. Subject to such limitation, the Stock Committee shall determine the number of shares of Common Stock subject to the options to be granted to each participant. The Stock Committee may grant non-qualified stock options, incentive stock options, or a combination thereof, to the participants. Only persons who on the date of the grant are employees of the Company or any parent or subsidiary of the Company may be granted options which qualify as incentive stock options. Options granted under the Incentive Plan will provide for the purchase of Common Stock at prices determined by the Stock Committee, but in no event less than fair market value on the date of grant. When incentive stock options are granted to an individual who owns Common Stock possessing more than 10% of the combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, the option price shall not be less than 110% of fair market value. No stock option shall be exercisable later than the tenth anniversary date of its grant. In the case of an incentive stock option granted to a participant who owns more than 10% of the combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, such option shall not be exercisable later than the fifth anniversary date of its grant. No incentive stock option shall be granted later than the tenth anniversary date of the adoption of the Incentive Plan.

Options granted under the Incentive Plan shall be exercisable at such times and subject to such terms and conditions set forth in the Incentive Plan and as the Stock Committee shall determine or provide in an option agreement. Except as provided in any option agreement, options may only be transferred under the laws of descent and distribution or if such transfer is permitted by Rule 16b-3 without liability under applicable law and is consistent with the use of Commission Form S-8. The option exercise price is payable by the participant (i) in cash, (ii) in shares of Common Stock having a fair market value equal to the exercise price, (iii) by delivery of evidence of a note or other indebtedness,
(iv) by authorizing the Company to retain shares of Common Stock having a fair market value equal to the exercise price, (v) by "cashless exercise" as permitted under the Federal Reserve Board's Regulation T, or (vi) by any combination of the foregoing. Unless otherwise provided in an option agreement or determined by the Stock Committee, upon termination of a participant's employment with the Company due to death or disability, all of such participant's options shall be exercisable for the shorter of their remaining term or one year after termination of employment in the case of disability or appointment of a representative in the case of death, and a disabled participant's subsequent death shall not affect the foregoing. Unless otherwise provided in an option agreement or determined by the Stock Committee, if a participant retires or involuntarily ceases to be an employee of the Company (other than due to death, disability or as a result of termination for cause), all of such participant's options shall terminate, except that, to the extent such options are then exercisable, such options may be exercised for the shorter of their remaining terms or 90 days after termination of employment. Unless otherwise provided in an option agreement or determined by the Stock Committee, if a participant voluntarily ceases to be an employee at the Company (other than at retirement) or is terminated for cause, all of such participant's options shall terminate immediately.

Upon receipt of a notice from a participant to exercise an option, the Stock Committee may elect to cash out all or part of any such option by paying the participant, in cash or shares of Common Stock, the following amount: (i) the excess of the fair market value of the Common Stock subject to the unexercised option over the exercise price of the option, multiplied by (ii) the number of shares for which the option is to be exercised.

Stock Appreciation Rights. A SAR shall entitle a participant to receive Common Stock, cash or a combination thereof. If granted in conjunction with an option, the exercise of a SAR shall require the cancellation of the corresponding portion of the option. SARs may be granted on or after the corresponding grant of non-qualified stock options, but only at the same time as the corresponding grant of incentive stock options. SARs with respect to no more than 500,000 shares of Common Stock shall be granted to any one participant in any fiscal year. Subject to such limitation, the Stock Committee in its discretion shall determine the number of SARs awarded to a participant. The Stock Committee shall determine the terms and conditions of any SAR. The terms and conditions shall be confirmed in and be subject to an agreement between the Company and the participant. If granted in conjunction with options, a SAR shall be exercisable for and during the same period as the corresponding options. Upon exercise of a SAR, a participant shall receive an amount in cash, shares of Common Stock or both equal to (i) the excess of the fair market value of the Common Stock over the option price per share (if the SAR is granted in conjunction with an option), multiplied by (ii) the number of shares of Common Stock subject to the SAR. In the case of a SAR granted on a standalone basis, the Stock Committee shall determine in its discretion the value to be used in lieu of the option price. In no event shall a SAR granted in tandem with an incentive stock option be exercised unless the fair market value of the Common Stock at the time of the exercise exceeds the option price. With respect to participants who are subject to Section 16(b) of the 1934 Act (generally Officers and Directors of the Company) ("16(b) Persons"), the Stock Committee may require that the SARs be exercised in compliance with Rule 16b-3, including the requirement that a SAR not be exercisable within the first six months of its term. The transferability and termination provisions of a SAR are as set forth above with respect to stock options.

Restricted Stock. Restricted Stock awards are grants of shares of Common Stock that are subject to certain restrictions and to a risk of forfeiture. The Stock Committee in its discretion shall determine the persons to whom Restricted Stock shall be granted, the number of shares of Restricted Stock to be granted to each participant, the periods for which Restricted Stock is restricted, and any other restrictions to which the Restricted Stock is subject. The Stock Committee may condition the award of Restricted Stock on such performance goals and other criteria as it may determine. The terms and conditions of the Restricted Stock shall be confirmed in and subject to an agreement between the Company and the participant. During the restriction period, the Stock Committee may require that the certificates evidencing the Restricted Stock be held by the Company. During the restriction period, the Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered. Other than the foregoing restrictions imposed by the Stock Committee, the participant shall have all the rights of a holder of Common Stock. If a participant's employment terminates during the restriction period due to death or disability, the restrictions on the Restricted Stock shall lapse. If a participant's employment shall terminate for any other reason, unless otherwise agreed by the Stock Committee, the remaining Restricted Stock shall be forfeited by the participant to the Company.

Deferred Stock. Deferred Stock awards are grants of rights to receive shares of Common Stock, cash or a combination thereof at the end of a specified deferral period. The Stock Committee in its discretion shall determine the persons to whom Deferred Stock shall be granted, the number of shares of Deferred Stock to be granted to each participant, the duration of the period prior to which Common Stock will be delivered, the conditions under which receipt of the Common Stock will be deferred, and any other terms and conditions of the granting of the award. The terms and conditions of the Deferred Stock shall be confirmed in and subject to an agreement between the Company and the participant. The Stock Committee may condition the award of Deferred Stock on such performance goals and criteria that it may determine. During the deferral period, the Deferred Stock may not be sold, assigned, transferred, pledged or otherwise encumbered. At the expiration of the deferral period, the Stock Committee may deliver to the participant

Common Stock, cash equal to the fair market value of such Common Stock or a combination thereof for the shares covered by the Deferred Stock awards. Cash dividends on Common Stock, subject to Deferred Stock awards, shall be automatically deferred and reinvested in Deferred Stock; and stock dividends on Common Stock, subject to Deferred Stock awards, shall be paid in the form of Deferred Stock. If a participant's employment terminates during the deferral period due to death or disability, the deferral restrictions shall lapse. If a participant's employment terminates for any other reason, unless otherwise agreed by the Stock Committee, the rights to the shares still covered by Deferred Stock awards shall be forfeited by the participant.

Bonus Stock and Awards in Lieu of Cash Obligations. The Stock Committee is authorized to grant shares of Common Stock as a bonus free of restrictions, or to grant shares of Common Stock or other awards in lieu of Company obligations to pay cash under other plans or compensatory arrangements, subject to such terms as the Stock Committee may specify.

Dividend Equivalents. The Stock Committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of Common Stock, other awards or other property equal in value to dividends paid on a specified number of shares of Common Stock. Dividend equivalents may be granted on a free-standing basis or in connection with another award, may be paid currently or on a deferred basis, and, if deferred, may be deemed to have been reinvested in additional shares of Common Stock, awards or other investment vehicles specified by the Stock Committee.

Other Stock-Based Awards. The Incentive Plan authorizes the Stock Committee to grant awards that are denominated or payable in, valued by reference to, or otherwise based on or related to the Common Stock. Such awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares, purchase rights for shares, awards with value and payment contingent upon performance of the Company or any other factors designated by the Stock Committee, and awards valued by reference to the book value of shares of Common Stock or the value of securities of or the performance of specified subsidiaries. The Stock Committee shall determine the terms and conditions of such awards, including consideration to be paid to exercise awards in the nature of purchase rights, the period during which awards will be outstanding and forfeiture conditions and restrictions on awards.

Performance Awards, including Cash Incentive Awards. The right of a participant to exercise or receive a grant or settlement of an award, and the timing thereof, may be subject to such performance conditions as may be specified by the Stock Committee. In addition, the Incentive Plan authorizes specific cash incentive awards, which represent a conditional right to receive cash upon achievement of preestablished performance goals during calendar years, quarters or other periods specified by the Stock Committee. Performance awards and cash incentive awards granted to persons the Stock Committee expects will, for the year in which a deduction arises, be among the Named Executive Officers, will, if so intended by the Stock Committee, be subject to provisions that should qualify such awards as "performance-based compensation" not subject to the limitation on tax deductibility by the Company under Section 162(m).

The performance goals to be achieved as a condition for payment or settlement of a performance award or annual incentive award will consist of (i) one or more business criteria and (ii) a targeted level or levels of performance with respect to each business criteria. In the case of performance awards intended to meet the requirements of Section 162(m), the business criteria used must be one of those specified in the Incentive Plan, although for other participants, the Stock Committee may specify any other criteria. The business criteria specified in the Incentive Plan are: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor's 500 or The Nasdaq Stock Market-U.S. Index; (3) net income; (4) pre-tax earnings; (5) earnings before interest, depreciation and amortization; (6) pre-tax operating earnings after interest expense and before bonuses, service fees and extraordinary or special items; (7) operating margin; (8) earnings per share;
(9) return on equity; (10) return on capital; (11) return on investment; (12) operating income before payment of executive bonuses; and (13) working capital.

In granting cash incentive awards, the Stock Committee may grant awards on an individual basis or may establish an unfunded cash incentive award "pool." In either case, the amount of which will be based upon the achievement of a performance goal or goals based on one or more of the business criteria described in the preceding paragraph. During the period required by Section 162(m), the Stock Committee will determine who will potentially receive cash incentive awards for the specified performance period, either individually or out of the pool or otherwise. After the end of the specified performance period, the Stock Committee will determine the amount, if any, of the maximum amount of any potential individual cash incentive award payable to a participant or the maximum amount of potential cash incentive awards payable to each participant in the pool. Pursuant to the amendment and restatement proposed hereby, the maximum cash incentive award payable to any one participant in any fiscal year shall not exceed 10.0% of the Company's operating income before payment of executive bonuses for such fiscal year. The Stock Committee may, in its discretion, determine that the amount payable as a final cash incentive award will be increased or reduced from the amount of any potential award, but may not exercise discretion to increase any such amount intended to qualify under
Section 162(m).

Subject to the requirements of the Incentive Plan, the Stock Committee will determine other performance award and cash incentive award terms, including the required levels of performance with respect to the business criteria, the corresponding amounts payable upon achievement of such levels of performance, termination and forfeiture provisions and the form of settlement. All determinations by the Stock Committee relating to performance awards and cash incentive awards will be made in writing with respect to any award intended to qualify under Section 162(m).

Other Terms of Awards. Awards may be settled in the form of cash, shares, other awards or other property, in the discretion of the Stock Committee. The Stock Committee may accelerate the settlement of any award. The Stock Committee may also require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the Stock Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The Stock Committee is authorized to place cash, shares of Common Stock or other property in trusts or make other arrangements to provide for payment of the Company's obligations under the Incentive Plan. The Stock Committee may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares of Common Stock or other property to be distributed will be withheld (or previously acquired shares of Common Stock or other property surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the Incentive Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death.

Changes in Control

Upon the occurrence of a Change in Control (as hereinafter defined), the following shall occur: (i) all unexercised stock options and SARs shall become immediately exercisable, (ii) all restrictions on the Restricted Stock and deferral limitations on the Deferred Stock shall lapse, and (iii) the performance goals and other conditions with respect to any outstanding performance award or cash incentive award shall be deemed satisfied in full, and such award shall be fully distributable, to the extent provided by the Stock Committee in an award agreement or otherwise. In addition, unless the Stock Committee provides otherwise in an option agreement, after the Change in Control a participant shall have the right to surrender all or part of the outstanding awards and receive in cash from the Company the following amount for each award:
(i) the excess of the Change in Control Price over the exercise price of the award, multiplied by (ii) the number of shares of Common Stock subject to the award. The "Change in Control Price" is the higher of (i) the highest reported sales price of a share of Common Stock in any transaction reported on the principal exchange on which such shares are listed or on The Nasdaq National Market during the 60-day period prior to and including the Change of Control, or
(ii) if the Change in Control event is a tender offer, merger or other reorganization, the highest price to be paid per share of Common Stock in such transaction.

For purposes of the Incentive Plan, a "Change in Control" shall be deemed to have occurred if (i) any corporation, person or other entity (other than the Company, a majority-owned subsidiary of the Company or any of its subsidiaries, or an employee benefit plan (or related trust) sponsored or maintained by the Company), including a "group" as defined in Section 13(d)(3) of the 1934 Act, becomes the beneficial owner of stock representing more than the greater of (a) 50% of the combined voting power of the Company's then outstanding securities or
(b) the percentage of the combined voting power of the Company's then outstanding securities which equals (1) 10% plus (2) the percentage of the combined voting power of the Company's outstanding securities held by such corporation, person or entity on the effective date of the Incentive Plan;
(ii)(a) the Stockholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation other than a majority-owned subsidiary of the Company, or to sell or otherwise dispose of all or substantially all of the Company's assets, and (b) the persons who were the members of the Board of Directors of the Company prior to such approval do not represent a majority of the directors of the surviving, resulting or acquiring entity or the parent thereof; (iii) the Stockholders of the Company approve a plan of liquidation of the Company; or (iv) within any period of 24 consecutive months, persons who were members of the Board of Directors of the Company immediately prior to such 24-month period, together with any persons who were first elected as directors (other than as a result of any settlement of a proxy or consent solicitation contest or any action taken to avoid such a contest) during such 24-month period by or upon the recommendation of persons who were members of the Board of Directors of the Company immediately prior to such 24-month period and who constituted a majority of the Board of Directors of the Company at the time of such election, cease to constitute a majority of the Board.

Discussion of Federal Income Tax Consequences

The following summary of Federal income tax consequences with respect to awards under the Incentive Plan is not comprehensive and is based upon laws and regulations currently in effect. Such laws and regulations are subject to change.

Stock Options. There are generally no Federal income tax consequences either to the participant or to the Company upon the grant of a stock option. On exercise of an incentive stock option, the participant will not recognize any income and the Company will not be entitled to a deduction for tax purposes, although such exercise may give rise to liability for the participant under the alternative minimum tax provisions of the Code. Generally, if the participant disposes of shares acquired upon exercise of an incentive stock option within two years of the date of grant or one year of the date of exercise, the participant will recognize compensation income and the Company will be entitled to a deduction for tax purposes in the amount of the excess of the fair market value of the shares on the date of exercise over the option exercise price (or the gain on sale, if less). Otherwise, the Company will not be entitled to any deduction for tax purposes upon disposition of such shares, and the entire gain for the participant will be treated as a capital gain. On exercise of a non-qualified stock option, the amount by which the fair market value of the shares on the date of exercise exceeds the option exercise price (the "spread") will generally be taxable to the participant as compensation income and will generally be deductible for tax purposes by the Company. In determining the amount of the spread or the amount of consideration paid to the participant, the fair market value of the Common Stock on the date of exercise generally is used. However, in the case of a 16(b) Person, the fair market value will be determined six months after the date on which the option was granted if such date is later than the exercise date, unless such participant elects to be taxed based on the fair market value at the date of exercise. Any such election, a "Section 83(b) Election", must be made and filed with the IRS within 30 days after exercise in accordance with the regulations under Section 83(b) of the Code. The Company, in computing its Federal income tax, will be entitled to a deduction in an amount equal to the compensation taxable to the participant.

Stock Appreciation Rights. Upon the grant of a SAR, the participant will not recognize any taxable income and the Company will not be entitled to a deduction. Upon the exercise of a SAR, the consideration paid to the participant upon exercise of the SAR will constitute compensation taxable to the participant as ordinary income. In determining the amount of the consideration paid to the participant upon the exercise of a SAR for Common Stock, the fair market value of the shares on the date of exercise generally is used. However, in the case of a 16(b) Person, the fair market value will be determined six months after the date on which the SAR was granted if such date is later than the exercise date, unless such participant makes a Section 83(b) Election to be taxed based on the fair market value at the date of exercise. The Company, in computing its Federal income tax, generally will be entitled to a deduction in an amount equal to the compensation taxable to the participant.

Other Awards. With respect to awards granted under the Incentive Plan that result in the payment or issuance of cash or shares of Common Stock or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of shares or other property received. Thus, deferral of the time of payment or issuance will generally result in the deferral of the time at which the participant will be liable for income taxes with respect to such payment or issuance. The Company generally will be entitled to a deduction in an amount equal to the ordinary income received by the participant. With respect to awards involving the issuance of shares of Common Stock or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property becomes transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. The Company will be entitled to a deduction in an amount equal to the ordinary income received by the participant. A participant may make a Section 83(b) Election to be taxed at the time of receipt of shares or other property rather than upon lapse of restrictions on transferability or the substantial risk of forfeiture. However, if the participant subsequently forfeits such shares or property, such participant would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which such participant previously paid tax. The participant must file the Section 83(b) Election with the Internal Revenue Service within 30 days of the receipt of the shares or other property.

Section 162(m) of the Code. Section 162(m) of the Code generally disallows a public company's tax deduction for compensation to the Named Executive Officers in excess of $1,000,000 in any tax year. Compensation that qualifies as "performance-based compensation" is excluded from the $1,000,000 deductibility cap, and therefore remains fully deductible by the company that pays it.

The Company intends that options, SARs granted with an exercise price equal to at least 100% of fair market value of the underlying shares at the date of grant, and annual incentive awards and certain long-term performance-based awards granted to employees whom the Stock Committee expects to be Named Executive Officers at the time a deduction arises in connection with such awards, qualify as "performance-based compensation." Accordingly, such awards should not be subject to the Section 162(m) deductibility cap of $1,000,000. Other awards may be granted under the Incentive Plan which do not qualify as "performance-based compensation" that is fully deductible by the Company under
Section 162(m), so that compensation paid to persons who are Named Executive Officers in connection with such awards will, to the extent such compensation and other compensation subject to the Section 162(m) deductibility cap in a given year exceeds $1,000,000, be subject to the Section 162(m) deductibility cap.

Parachute Payments. In the event any payments or rights accruing to a participant upon a Change in Control, or any other payments awarded or accelerated under the Incentive Plan, constitute "parachute payments" under
Section 280G of the Code, depending upon the amount of such payments accruing and the other income of the participant from the Company, the participant may be subject to a 20% excise tax (in addition to ordinary income tax) and the Company may be disallowed a deduction for the amount of any excess parachute payment.

The Board of Directors recommends that Stockholders vote FOR approval of the amendment to the Company's Employee Incentive Compensation Plan.


PROPOSAL 3 - APPOINTMENT OF INDEPENDENT AUDITORS
------------------------------------------------

Arthur Andersen LLP has been appointed by the Company's Board of Directors to serve as the independent auditors for the Company and its subsidiary corporations for the fiscal year ending January 31, 1998. The appointment is being submitted to the Stockholders for ratification. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting to respond to Stockholders' questions and to have the opportunity to make any statements they consider appropriate.

On March 19, 1997, the Audit Committee met, reviewed and approved the scope of all of Arthur Andersen LLP's professional services rendered to the Company. Arthur Andersen LLP has acted as auditors for the Company since April 1996.

The Board of Directors recommends a vote FOR the appointment of Arthur Andersen LLP as the independent auditors for fiscal year ending January 31, 1998. In view of the difficulty and expense involved in changing independent accountants on short notice, if the appointment is not approved, it is contemplated that the appointment for fiscal 1998 will be permitted to stand unless the Board finds other compelling reasons for making a change. Disapproval of the resolution will be considered as advice to the Board to select other independent accountants for the following year.


PROPOSAL 4 - OTHER MATTERS
--------------------------

The Board of Directors does not intend to bring any other business before the Meeting, and so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the Notice of the Meeting. However, as to any other business which may properly come before the Meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.


STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

Stockholders may submit proposals for Stockholder action at the Company's Annual Meeting consistent with the regulations of the Securities and Exchange Commission. It is expected that the 1998 Annual Meeting of the Company will be held in June 1998. Stockholders who intend to present proposals at the 1998 Annual Meeting, and who wish to have such proposals included in the Company's Proxy Statement for the 1998 Annual Meeting, must ensure that such proposals are received by the Corporate Secretary of the Company at 22 West Hubbard Street, Chicago, Illinois 60610, not less than 60 nor more than 90 days prior to May 6, 1998. Such proposals must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the Company's 1998 Proxy Statement.

The Company will furnish without charge to each person whose proxy is solicited, and to each person representing that as of the Record date for the Meeting he or she was a beneficial of owner of shares entitled to be voted at the Meeting, on written request, a copy of the Company's 1997 Annual Report and Form 10-K, including the financial statements and schedules thereto. Such written request should be directed to The Leap Group, Inc., Attention: Investor Relations, 22 West Hubbard Street, Chicago, IL 60610.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The signatory hereby appoints Robert C. Bramlette and Peter G. Vezmar or either of them, with full power of substitution, as attorneys and proxies to vote all shares of common stock which the signatory is entitled to vote, with all powers which the signatory would possess if personally present, at the Annual Meeting of Stockholders of The Leap Group, Inc. (and any adjournment thereof) to be held at the 410 Club and Conference Center, The Wrigley Building, 410 N. Michigan Avenue, Chicago, Illinois, 60611, on June 3, 1997 at 9:00 a.m., upon the matters referred to on the reverse side and, in their discretion, upon such other matters as may properly come before the Meeting.

This Proxy when properly executed will be voted as directed. If no direction is specified this Proxy will be voted FOR election of the Nominees to the Board of Directors, FOR amendment of the Company's Employee Incentive Compensation Plan, and FOR ratification of Arthur Andersen LLP as independent auditors. PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


                                               Annual Meeting of Stockholders
Admission Ticket
                                               Tuesday, June 3, 1997
                                               9:00 a.m. Chicago Time
The Leap Group, Inc.
                                               The 410 Club and
                                               Conference Center
                                               The Wrigley Building,
                                               410 N. Michigan Avenue, 1st Floor
                                               Chicago, Illinois

                  PLEASE PRESENT THIS ORIGINAL FOR ADMISSION.
                       PHOTOCOPIES WILL NOT BE ACCEPTED.
                      YOU MAY BE ASKED FOR IDENTIFICATION
                           AT THE TIME OF ADMISSION.


          This proxy when properly executed will be voted as directed. If no direction is specified this Proxy will be voted as recommended by the Board of Directors.

The Board of Directors recommends a vote FOR the Nominees listed below and FOR
                              Proposals 2 and 3.


1. Election of  Directors   FOR [_]   WITHHELD [_]

   Class I Nominees: John G. Keane, Yuri Radzievsky, Frederick Smith

   For, except vote withheld from the following nominee(s):

   _________________________________________________________

2. Amendment of Company's Employee Incentive Compensation Plan to increase the number of shares of Common Stock available for issuance thereunder
   FOR [_]   AGAINST [_]  ABSTAIN [_]

3. Ratification of the Appointment of Arthur Andersen LLP as independent auditors
   FOR [_]   AGAINST [_]  ABSTAIN [_]

   In their discretion, the Proxies are authorized to vote on such other matters as may properly come before the Meeting, including, among other things consideration of motion to adjourn the Annual Meeting to another time or place. The persons named in the enclosed form of Proxy and acting thereunder will have discretion to vote for those matters in accordance with their best judgment to the same extent as the persons signing the Proxy would be entitled to vote. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

   I WILL BE ATTENDING THE ANNUAL MEETING TO BE HELD ON JUNE 3, 1987
   YES [_]   NO [_]

   SIGNATURE(S)_______________________________________________ DATE_____________
               Please sign exactly as your name appears. Joint owners should each sign. Where applicable, indicate your official position or representation capacity.

   The signatory hereby acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

IMPORTANT: THIS IS YOUR PROXY CARD: CAREFULLY FOLD AND TEAR ALONG PERFORATION.

                    PLEASE SIGN AND RETURN THIS PROXY CARD
                       PROMPTLY IN THE ENCLOSED ENVELOPE


To Our Stockholders:

Whether or not you are able to attend the Annual Meeting of Stockholders, it is important that your shares be represented. Accordingly, please complete and sign the Proxy Voting Card printed above, tear at the perforation, and mail the card in the enclosed postage paid envelope addressed to The Leap Group, Inc., c/o First Chicago Trust Company of New York.